SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 19, 2014
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2014, Advisory Research, Inc., a subsidiary of Piper Jaffray Companies (the “Company”), entered into a consulting agreement with Brien M. O’Brien, the Company’s former Head of Asset Management. Following the previous announcement that Mr. O’Brien and the Company had agreed to terminate his employment agreement without Cause (as defined in the employment agreement), the Company and Mr. O’Brien entered into good faith negotiations in accordance with the employment agreement and mutually agreed to the terms of the consulting agreement.
The consulting agreement provides that Mr. O’Brien will serve as a consultant to Advisory Research, performing such services as needed and requested. The term of the consulting agreement begins on April 1, 2014 and ends on March 31, 2016, and it may be terminated by either Advisory Research or Mr. O’Brien by providing 30 days prior written notice. Advisory Research will pay Mr. O’Brien $60,000 per month pursuant to the consulting agreement, which compensation will be reviewed quarterly for adjustments.
The foregoing description of the terms of the consulting agreement is a summary and is qualified in all respects by reference to the agreement, which is included as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is filed herewith:

No.	Description

10.1	Consulting Agreement, dated March 19, 2014, by and between Advisory Research, Inc. and Brien M. O’Brien.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: March 19, 2014	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Consulting Agreement, dated March 19, 2014, by and between Advisory Research, Inc. and Brien M. O’Brien.	Filed Electronically